Exhibit 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Antero Midstream Partners LP for the quarter ended March 31, 2015, I, Glen C. Warren, Jr., President, Chief Financial Officer and Secretary of Antero Resources Midstream Management LLC, the general partner of Antero Midstream Partners LP, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	This Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 fairly presents, in all material respects, the financial condition and results of operations of Antero Midstream Partners LP for the periods presented therein.

Date: April 29, 2015

/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President, Chief Financial Officer and Secretary Antero Resources Midstream Management LLC (as general partner of Antero Midstream Partners LP)